As filed with the U.S. Securities and Exchange Commission on October 18, 2018

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Corteva, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4979096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

974 Centre Road Wilmington, Delaware	19805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 774-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

CORTEVA, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 and which will be delivered to stockholders. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Our Relationship with New DuPont and Dow Following the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Supplemental Management’s Discussion and Analysis of Pro Forma Segment Results,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions” and “Our Relationship with New DuPont and Dow Following the Distribution.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Environmental and Other Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained in the financial statements that are filed as Exhibits 99.2 and 99.3 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained in the financial statements that are filed as Exhibits 99.2, 99.3, 99.4 and 99.5 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among DowDuPont Inc., Dow Holdings Inc. and Corteva, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Corteva, Inc.*

3.2	Form of Amended and Restated By-Laws of Corteva, Inc.*

10.1	Form of Tax Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Holdings Inc.*

10.2	Form of Employee Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Holdings Inc.*

10.3	Form of Intellectual Property Cross-License Agreement by and between Corteva, Inc. and DowDuPont Inc.*

10.4	Form of Intellectual Property Cross-License Agreement by and between Corteva, Inc. and Dow Holdings Inc.*

21.1	Subsidiaries of Corteva, Inc.*

99.1	Information Statement of Corteva, Inc., preliminary and subject to completion, dated October 18, 2018.

99.2	The Audited Consolidated Financial Statements of E. I. du Pont de Nemours and Company as of and for the year ended December 31, 2017, and the accompanying notes thereto.

99.3	The Unaudited Consolidated Financial Statements of E. I. du Pont de Nemours and Company as of and for the six months ended June 30, 2018, and the accompanying notes thereto.

99.4	The Audited Combined Financial Statements of The Dow Agricultural Sciences Business for the years ended December 31, 2017 and 2016.

99.5	The Unaudited Combined Financial Statements of The Dow Agricultural Sciences Business for the periods ended June 30, 2018 and June 30, 2017.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Corteva, Inc.

By:	/s/ Gregory R. Friedman
Name: Gregory R. Friedman Title: Executive Vice President, Chief Financial Officer

Date: October 18, 2018